UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 25, 2009
Federal Home Loan Bank of Des Moines
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51999	42-6000149

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Skywalk Level , 801 Walnut Street —
Suite 200, Des Moines, Iowa	50309

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 515-281-1000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
The Federal Home Loan Bank of Des Moines (“Bank”) will host a member conference call on Tuesday, August 25 to discuss its 2nd quarter 2009 financial results. An audio webcast of the conference call will be made available on the Bank’s website at www.fhlbdm.com. The webcast will be archived on the Bank’s website for 30 days.
On Tuesday, August 25, the Bank sent information to conference call participants concerning the Bank’s recent financial performance to be discussed at the conference call. This information is attached as exhibit 99.1 to this report.
Item 7.01 Regulation FD Disclosure.
The information set forth under Item 2.02 is also furnished pursuant to this Item 7.01. The information contained in the attachment is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
Exhibit Number 99.1       Financial Information — Federal Home Loan Bank of Des Moines

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Des Moines
August 25, 2009	By:	/s/ Steven T. Schuler
		Name:	Steven T. Schuler
		Title:	Executive Vice President and Chief Financial Officer